UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement.

Osiris Therapeutics, Inc. announced the conclusion of its collaboration with Genzyme, a Sanofi company, effective September 27, 2012. The Collaboration Agreement dated October 31, 2008 between Osiris and Genzyme for the commercialization of Prochymal and Chondrogen is now ended, and all rights to Prochymal and Chondrogen worldwide revert back to Osiris.  Osiris is now free to commercialize or enter into commercialization agreements for Prochymal and Chondrogen with other parties without limitation. Both parties have agreed to an orderly conclusion of the collaboration, with no further financial responsibilities for either party, and an amicable end to their relationship.”

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and uncertainties that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange. You should not unduly rely on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: September 28, 2012	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer (Principal Financial Officer)